Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

 On March 30, 2007 (the “Closing Date”), Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”, “Company”, “we”, “us”, “our” or similar pronouns), completed its acquisition of certain of the assets and rights related to the business of licensing and managing the Rocawear® names, brands, trademarks, intellectual property and related names worldwide (the “Rocawear Assets”) of Rocawear Licensing LLC, a New Jersey limited liability company (the “Seller”), pursuant to the Assets Purchase Agreement (the “Purchase Agreement”) dated March 6, 2007 among the Registrant, the Seller and its principals Arnold Bize a/k/a Alex Bize, Shawn Carter (“Carter”) and Naum Chernyavsky a/k/a Norton Cher (collectively, the “Principals”).

In accordance with the terms of the Purchase Agreement, the Registrant (i) paid to the Seller $204,000,000 in cash (the “Cash Consideration”), and (ii) gave to the Seller the contingent right to receive aggregate additional consideration of up to $35,000,000 pursuant to certain criteria relating to the achievement of revenue and performance targets involving the licensing of the Rocawear Assets; to be paid in shares of common stock of the Registrant (the “Shares”). If the additional consideration becomes payable, the Shares will be subject to the terms and conditions of the registration rights agreement executed at closing providing for the registration of the resale of the Shares. If Shares (the number of which is not yet determinable and shall be based upon the provisions specified in the Purchase Agreement) are issued to the Seller, they will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act for issuances that do not involve a public offering.

In accordance with the terms of the Purchase Agreement, the Seller delivered all of its right, title and interest in the Rocawear Assets to Studio IP Holdings LLC, a Delaware limited liability company and a subsidiary of the Registrant (“Studio Holdings”), and Studio Holdings entered into a license agreement with Roc Apparel, LLC, a Delaware limited liability company and an affiliate of the Seller (“Roc Apparel”) in which it granted Roc Apparel the exclusive right to use the Rocawear Assets in connection with the design, manufacture, market and sale of men's wearing apparel products in the United States, its territories and possessions and military installations throughout the world.

In accordance with the terms of the Purchase Agreement, the Registrant also entered into (i) an endorsement/services agreement with Carter pursuant to which Carter will, subject to the provisions thereof, endorse, promote and manage the Rocawear Assets on behalf of the Registrant and (ii) an operating agreement with Carter to form a limited liability company which will operate as a brand management and licensing company to identify brands to be acquired across a broad spectrum of consumer product categories, including the “Shawn Carter Collection” luxury brand.

The following unaudited pro forma condensed combined statement of operations give effect to (a) the Company’s purchase of certain assets of Rocawear Licensing, LLC and (b) two transactions recently completed by the Company: (i) the Company’s merger with Mossimo, Inc. in October 2006 and (ii) the Company’s purchase of certain Mudd (USA) LLC assets in April 2006 related to its business of marketing, licensing and managing of the Mudd brands, trademarks, intellectual property and related names worldwide, excluding China, Hong Kong, Macau and Taiwan, under the purchase method of accounting. They do not give effect to our August 2006 purchase of the London Fog trademarks, the November 2006 purchase of the Ocean Pacific brand or the March 2007 acquisition of the Danskin brand; as such pro forma disclosure is not required with respect to such transactions under the rules and regulations of the Securities and Exchange Commission. These unaudited pro forma condensed combined statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined financial statements do not purport to represent what the Company’s results of operations would actually have been if the merger and acquisitions had actually occurred at the beginning of the periods presented, nor do they purport to project the Company’s results of operations for any future period.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The estimated fair values, useful lives and amortization of certain assets acquired are based on a preliminary valuation and are subject to final valuation adjustments. The Mudd, Mossimo, and Rocawear trademarks have been determined to have an indefinite useful life and, therefore, consistent with SFAS No. 142, no amortization will be recorded in our consolidated statements of operations. Instead, the related intangible asset will be tested for impairment at least annually, with any related impairment charge recorded to the statement of operations at the time of determining such impairment.

The unaudited pro forma condensed combined balance sheet as of December 31, 2006 assumes that the acquisition of the Rocawear brand had occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 was prepared by combining our historical statement of operations for the year ended December 31, 2006 with the Rocawear Licensing, LLC statement of income and members’ interest for the year ended December 31, 2006, the Mossimo, Inc. consolidated statement of earnings for the nine months ended September 30, 2006, and the Mudd USA (LLC) statement of revenues and direct operating expenses of the assets sold for the three months ended March 31, 2006, giving effect to each of the acquisitions and merger as though they had occurred at the beginning of the year (January 1, 2006).

Unaudited pro forma condensed combined balance sheet

As of December 31, 2006
(in thousands, except par value)

	Iconix as of 12/31/06	Rocawear as of 12/31/06	Pro forma adjustments		Pro forma condensed
	(historical)	(historical)	Note (a)	Note (b)	combined
Assets
Current assets
Cash (including restricted cash)	$77,840	$251	$3,795	$(251)	$81,635
Accounts receivable, net	14,548	5,266	-	(5,266)	14,548
Due from affiliate	297	15,800	-	(15,800)	297
Promissory note receivable	1,000	-	-	-	1,000
Deferred income taxes	3,440	-	-	-	3,440
Prepaid advertising and other	2,704	-	(293)	-	2,411
Total current assets	99,829	21,317	3,502	(21,317)	103,331
Property and equipment:
Furniture, fixtures and equipment	2,769	-	-	-	2,769
Less: accumulated depreciation and amortization	(1,385)	-	-	-	(1,385)
	1,384	-	-	-	1,384
Other assets:
Restricted cash	11,659	-	-	-	11,659
Due from affiliate - subordinated note	-	6,411	-	(6,411)	--
Goodwill	93,593	-	2,034	-	95,627
Trademarks and other intangibles, net	467,688	-	208,100	-	675,788
Deferred financing costs, net	3,355	-	3,915	-	7,270
Deferred income taxes	17,970	-	-	-	17,970
Other	5,574	-	-	-	5,574
	599,839	6,411	214,049	(6,411)	813,888
Total assets	$701,052	$27,728	$217,551	$(27,728)	$918,603
Liabilities and stockholders equity
Current liabilities:
Accounts payable and accrued expenses	$7,043	$305	$2,125	$(305)	$9,168
Accounts payable, subject to litigation	4,886	-	-	-	4,886
Deferred revenue	1,644	97	-	(97)	1,644
Current portion of long term debt	22,132	5,000	2,125	(5,000)	24,257
Total current liabilities	35,705	5,402	4,250	(5,402)	39,955
Deferred income taxes	59,054	-	-	-	59,054
Long term debt, less current maturities	140,676	15,000	210,375	(15,000)	351,051
Long term deferred revenue	160	-	-	-	160
Total liabilities	235,595	20,402	214,625	(20,402)	450,220
Stockholders' equity:
Common stock, $.001 par value--shares issued 56,227	57	-	-	-	57
Additional paid-in capital	468,881	-	2,926	-	471,807
Accumulated earnings (deficit)	(2,814)	7,326	-	(7,326)	(2,814)
Treasury stock--198 shares at cost	(667)	-	-	-	(667)
Total stockholders' equity	465,457	7,326	2,926	-	468,383
Total liabilities and stockholders' equity	$701,052	$27,728	$217,551	$(27,728)	$918,603

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements.

Unaudited pro forma condensed combined statement of operations

For the year ended December 31, 2006
(in thousands, except earnings per share data)

	Year ended 12/31/2006 Iconix (historical)	2006 closed Acquisitions (historial) Note (c)	2006 closed acquisitions (pro forma adjustments) Note (d)	Pro Forma Iconix	Year ended 12/31/2006 Rocawear (historical)	Pro forma adjustment	Notes	Total pro Forma Condensed Combined
Net sales	$-	$5,537	$(5,537)	$-	$-	$-		$-
Licensing and commission revenue	80,694	19,630	2,000	102,324	34,578	2,940	(e)	139,842
Net revenue	80,694	25,167	(3,537)	102,324	34,578	2,940		139,842
Cost of goods sold	-	2,875	(2,875)	-	-	-		-
Gross profit	80,694	22,292	(662)	102,324	34,578	2,940		139,842
Selling, general and administrative expenses	24,527	19,504	(2,729)	42,596	4,655	2,264	(f)	49,515
Special charges	2,494	-	-	2,494	-	-		2,494
Operating income (loss)	53,673	2,788	2,067	57,234	29,923	676		87,333
Net interest expense (income)	13,837	(672)	1,134	21,488	1,413	16,349	(g)	39,250
Gain on forgiveness of debt	-	-	-	-	1,574	(1,574)	(h)	-
Income (loss) before income taxes	39,836	3,460	933	35,746	30,084	(17,247)		48,583
Provision (benefit) for income taxes	7,335	1,606	53	5,944	-	4,391	(i)	10,335
Net income (loss)	$32,501	$1,854	$880	$29,802	$30,084	$(21,638)		$38,248
Earnings per share:
Basic	$0.81			$0.67				$0.87
Diluted	$0.72			$0.60				$0.78
Weighted number of common shares outstanding:
Basic	39,937		3,825	43,762	-	13	(j)	43,775
Diluted	45,274		3,825	49,099	-	30	(j)	49,129

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements.

Unaudited pro forma condensed combined financial statements

The financial information presented in the unaudited pro forma condensed combined financial statements is based on amounts and adjustments that our management believes to be factually supportable. We have made no attempt to include forward looking assumptions in such information.

Notes to unaudited pro forma condensed combined financial statments:

(a)    Reflects the preliminary allocation of cost associated with the acquisition of the Rocawear brand, under the purchase method of accounting as though the acquisition occurred on December 31, 2006, and the impact of the financing associated with the acquisition, as well as the recording of cash paid, debt incurred, and equity issued in association with the acquisition.

Total purchase price was determined as follows:

(000's omitted except share information)
Cash paid at closing to Rocawear Licensing, LLC members		$204,000
Fair value of 12,500 shares of our restricted common stock, $.001 par value, at $20.40 fair market value per share issued as a cost of the acquisition	$255
Value of 55,000 warrants to purchase our common stock ($20.40 exercise price) issued as a cost of the acquisition	562
Value of 133,334 warrants to purchase our common stock ($8.81 exercise price) issued as a cost of the acquisition	2,109
Total equity consideration		2,926
Other estimated costs of the acquisition, including $293 prepaid prior to acquisition		3,208
Total		$210,134

The preliminary purchase price allocation to the fair value of the assets acquired and liabilities assumed, is as follows:

(000's omitted)

Trademarks	$200,000
License agreements	5,100
Non-compete agreements	3,000
Goodwill	2,034
Total	$210,134

In connection with the acquisition of the Rocawear brand, the Company’s wholly owned subsidiary, Studio Holdings, which the Company formed for the purpose of acquisitions and whose activities are limited to acquiring intellectual property assets, exploiting and maintaining such assets and borrowing funds in connection with those activities, entered into a $212.5 million credit agreement (the “Credit Agreement” or “Term Loan Facility”) with Lehman Brothers Inc. and Lehman Commercial Paper Inc. (“LCPI”). The Company pledged to LCPI for the benefit of the lenders from time to time party to the Credit Agreement 100% of the capital stock owned by the Company in OP Holdings and Management Corporation, a Delaware corporation (“OPHM”), and Studio Holdings and Management Corporation, a Delaware corporation (“SHM”). The Company’s obligations under the Credit Agreement are guaranteed by OPHM, SHM, OP Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of OPHM (“OP Holdings”) and Studio Holdings. The guarantees are secured by a pledge to LCPI for the benefit of the lenders from time to time party to the Credit Agreement of, among other things, the Ocean Pacific, Danskin and Rocawear trademarks and related intellectual property assets, license agreements and proceeds therefrom. The note evidencing the loan made to the Company under the Credit Agreement currently bears interest at a variable rate equal to the three-month LIBOR plus 2% per annum, and matures on March 31, 2013, with principal payable in equal quarterly installments in annual aggregate amounts equal to 1.00% of the initial aggregate principal amount of the Credit Facility, with any remaining unpaid principal balance to be due on the maturity date. The $212.5 million in proceeds from the Credit Agreement is being used by us as follows: $204.0 million was used to pay the cash portion of the initial consideration for the acquisition of the Rocawear brand; approximately $1.1 million was used to pay the costs associated with the acquisition; $2.1 million will be used to pay costs associated with the acquisition; and $3.9 million was used to pay costs associated with the loan financing. The costs of $3.9 million in financing charges relating to the Term Loan Facility have been deferred and are being amortized over the life of the loan, using the effective interest method. The remaining cash will be invested by the Company to fund its investment in the limited liability company which will develop the “Shawn Carter Collection”

(b) Represents the elimination of the historical values of Rocawear’s assets and liabilities not acquired.

(c)    Represents historical information for the 2006 closed acquisitions for the Mudd brand acquisition for the period from January 1, 2006 to March 31, 2006 and the merger with Mossimo for the period of January 1, 2006 to September 30, 2006.

(000's omitted)
	Mudd 1/1/06-3/31/06	Mossimo 1/1/06-9/30/06	2006 Closed Acquisitions Historical
Net Sales	$-	$5,537	$5,537
Licensing income	2,607	17,023	19,630
Cost of goods sold	-	2,875	2,875
SG&A	3,107	16,397	19,504
Operating income	(500)	3,288	2,788
Interest expense (income)- net	-	(672)	(672)
Income before income taxes	(500)	3,960	3,460
Provision (benefit) for income taxes	-	1,606	1,606
Net income (loss)	$(500)	$2,354	$1,854

(d) Represents pro forma adjustments for the 2006 closed acquisitions for the Mudd brand acquisition for the period from January 1, 2006 to March 31, 2006 and the merger with Mossimo for the period of January 1, 2006 to September 30, 2006.

(000's omitted)
	Mudd 1/1/06-3/31/06		Mossimo 1/1/06-9/30/06 (i)	2006 Closed Acquisitions Pro Forma Adjustments
Net Sales	$-		$(5,537)	$(5,537)
Licensing income	2,000	(ii)	-	2,000
Cost of goods sold	-		(2,785)	(2,785
SG&A	217	(iii)	(2,946)	(2,729
Operating income	1,783		284	2,067
Interest expense (income)- net	1,126	(iv)	8	1,134
Income before income taxes	657		276	933
Provision (benefit) for income taxes	53	(v)	-	53
Net income (loss)	$604		$276	$880

(i)     Represents the elimination of Modern Amusement from the Mossimo historical operations.
(ii)    Represents guaranteed minimum royalty revenues to be earned by us from the core jeans licensee, Mudd (USA) LLC, under the license agreement we signed with it as part of the acquisition. This license agreement is a two-year contract with guaranteed minimum payments to us of $8.0 million per year. Prior to the acquisition, revenue from the seller's jeans business was included in other of its operations that were not sold to us, which operations included businesses focused on the design, manufacture and sales of apparel goods.
(iii)    Represents adjustments related to the amortization of the value assigned to the acquired Mudd licensing contracts of $700,000, Mudd domain name of $340,000 and non-compete agreement of $1.4 million, on a straight line basis over the remaining contract period or estimated lives of two, five and four years, respectively (approximately $768,000 annually). Additionally includes approximately $100,000 annually for contractual compensation expense related to the management of the brand.
(iv)    Represents interest expense at a fixed interest rate of 8.99% related to incremental financing incurred for the Mudd acquisition (approximately $4.4 million annually) and amortization of deferred financing fees incurred in closing the Mudd financing arrangement over the five-year term of the financed debt (approximately $98,000 annually).
(v)    Represents the provision for income taxes at a 34% effective rate related to the pro forma adjustments to income and the historical pre-tax income. The taxes were not historically reflected due to the entity's prior status as a limited liability company.

(in thousands)
	For the Year ending December 31, 2006
	Basic	Diluted

Pro Forma Net Income	$38,248	$38,248

Weighted number of common shares outstanding, as reported in Iconix historical financial statements	39,937	45,274

Add: Incremental shares for pre-acquisition periods:
Mossimo Common Shares	3,008	3,008
Mudd Common Shares	817	817

Subtotal prior to 2007 completed transaction	43,762	49,099

Rocawear related Shares
Rocawear related Restricted Shares	13	13
Rocawear related Warrants[1]	—	17

Pro Forma common and diluted shares outstanding	43,775	49,129

1 Warrants included in the diluted share count were calculated using the Treasury Stock Method

(e)  Represents $2,940,000 of incremental minimum royalties that would have been earned by the Company under the terms of the new licensing agreement between the Company and Roc Apparel LLC executed in accordance with the terms of the Purchase Agreement.

(f)  Represents adjustments related to the amortization of the value assigned to the acquired Rocawear licensing contracts of $5.1 million and non-compete agreement of $3.0 million, on a straight line basis over the remaining weighted average contract period of 4.38 years and five years, respectively (approximately $1,764,000 annually). Additionally includes approximately $500,000 annually for contractual compensation expense to Carter, related to the management of the brand.

(g) Represents interest expense at a fixed interest rate of 7.35% related to financing incurred for the Rocawear asset acquisition (approximately $15.6 million annually) and amortization of deferred financing fees incurred in closing the Credit Agreement over the six year term of the Credit Agreement (approximately $652,000), net of an elimination of a non-recurring gain of $77,500 by Rocawear Licensing, LLC.

(h) Represents an adjustment to eliminate a non-recurring gain recognized by Rocawear Licensing, LLC.

(i)  Represents the provision for income taxes at a 34% effective rate related to the pro forma adjustments to income and the historical pre-tax income. The taxes were not historically reflected due to the entity's prior status as a limited liability company.

(j)  Represents the shares of the Company’s common stock and the warrants that were issued as part of the Rocawear asset acquisition.